Piedmont Office Realty Trust, Inc.
2008 Annual Report




Leo Burnett
35 West Wacker
Chicago, Illinois
On the cover: Aon Center, Chicago, Illinois

2008 FUNDAMENTALS


Revenue[1]
(in millions)
$571.4
$593.2
$622.0
'06
'07
'08
Distribution Per Share
$0.5868
$0.5868
$0.5868
'06
'07
'08
Funds From Operations[2]
(in millions)
$275.8
$285.5
$294.9
'06
'07
'08
Debt By Maturity Date
(in millions)
$0.0
$0.0
$250.0
$166.1
$0.0
$695.0
$105.0
$167.5
$140.0
'09
'10[3]
'11[3]
'12
'13
'14
'15
'16
'17

[1] Prior period amounts have been adjusted to conform with current period presentation, including classifying revenues from sold properties as discontinued operations for all periods presented.

[2] Funds from Operations (FFO) is a non-GAAP financial measure. Please refer to Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of the enclosed Form 10-K, for information regarding how we use FFO to evaluate our operations, the reasons why we believe that the presentation of FFO provides useful information to stockholders, and for a reconciliation of this non-GAAP financial measure to net income.

[3] The Debt by Maturity schedule assumes that the Company exercises one-year extensions for the $250 Million Unsecured Term Loan and for the $500 Million Unsecured Line of Credit, as allowed in the current debt agreements.

Dear Fellow Stockholders,

Thank you for your investment in Piedmont Office Realty Trust, Inc. ("Piedmont") and for your continuing support of its Board. Despite unprecedented volatility in the economy and in the credit markets over the last 18 months, Piedmont delivered on its key operating objectives in 2008.

Achievements in 2008

In a year of bad news for many, Piedmont was blessed with many positive milestones:

- We completed our first full year as a self-managed company. The efficiencies of our internalized structure contributed to a 17% improvement in Income from Continuing Operations and a 4% increase in Funds from Operations (FFO) per share, two key operating indicators in our industry.
- Our strong 2008 operating performance was also due to the successful completion of leasing transactions totaling more than 1.8 million square feet. These included new leases with such notable companies as First Data, Microsoft, Travelers Insurance, and Archon. We also secured many existing lease extensions, including those with Grant Thornton, The Shaw Group, Lockheed Martin, and the State of New York.
- Despite tightening credit standards, we closed on a $250 million unsecured loan with a syndicate of 12 major U.S. financial institutions led by JPMorgan Chase and Bank of America at a very attractive effectively fixed rate of interest.
- Both major rating agencies — Moody's and Standard & Poor's — reaffirmed our investment-grade credit rating.

We also expanded your Board of Directors by adding Frank C. McDowell and Jeffrey L. Swope. These two new members broaden the real estate expertise of the Board and increase the depth of experience with the publicly traded markets.

Positioning the Portfolio to Endure

While we continue to have an enviable portfolio of office real estate around the U.S., Piedmont is not immune to the issues facing our industry and the broader economy. As such, we have taken steps to position ourselves for these challenges.

- The U.S. unemployment rate has risen to over 8% — the highest level since the 1980s — and corporate downsizings are widespread. These factors contribute to less favorable leasing environments in almost every major leasing market in the country. We're seeing lower market rents, more tenant demands for leasing concessions, and a greater potential for vacancies, despite our above-average 92% occupancy level. These pressures, combined with a stalled lending environment, also have translated into lower real estate valuations as reflected in our own 15% decrease in estimated net asset value during the past year.
- The threat of a prolonged credit market crisis and major re-leasing efforts over the next few years make it essential for us to maintain a strong cash position and balance sheet. Strategically, we must be mindful that nearly 35% of our tenants' leases will expire in 2011 and 2012. As a result, it is imperative that we preserve funds now for the significant capital expenditures that will be necessary to obtain future tenant commitments. In addition, although we have very low debt

Continued ...



W. Wayne Woody
Chairman of the Board

Donald A. Miller, CFA
Chief Executive Officer


1225 Eye Street
Washington, D.C.

relative to others in our industry, the difficult credit markets have demonstrated that we must plan now to ensure that future debt maturities can be repaid, if necessary. As such, the Board adjusted the current dividend amount in March 2009 to an annualized rate of $0.42 per share (which translates to 5% of your original purchase price, less capital distributions). We are not alone in our need to make these necessary adjustments. In the past 15 months, we have seen a significant number of publicly traded office REITs either reduce their dividends or suspend their dividends altogether.

- If we were to list our stock on a public exchange today, we believe that you would not receive a reasonable value for your shares. Likewise, a sale of our assets with reasonable returns does not appear achievable in the immediate future. A number of factors are currently contributing to this situation, including market declines over the past two years, the currently distressed credit markets, and the fact that price-to-earnings metrics for publicly traded companies are significantly below long-term historical averages. We are certainly working to find creative liquidity alternatives at a fair price to stockholders, but we remain cautious about the prospect for achieving this goal in the coming year.

We're Prepared

Despite these many challenges, Piedmont has been, and continues to be, a conservatively managed company with strong operating fundamentals. As we have seen in the current year's leasing activity, major leasing prospects are coming to Piedmont because we are known as a financially sound landlord — one that can perform. We've been selective about the leasing markets in which we operate, the office properties that we own, and the tenants to whom we lease. We are still one of the lower-leveraged companies in our industry. We also remain steadfast in our commitment to providing a realistic liquidity event to all stockholders as soon as is practical.

Staying true to our heritage and business precepts has allowed us to create one of the top-10 office REITs in the country in total asset size. As a testament to the credit quality of the tenants in our portfolio, throughout 2008 we did not lose any large tenants as a result of bankruptcy. And in the face of widespread declines, we have continued to grow core earnings by adhering to common-sense operating and management principles. We believe that our performance confirms the wisdom of these enduring precepts.

In closing, we are making changes today to help us be better positioned for challenges on the horizon. We remain optimistic about the long-term financial strength of Piedmont, yet cautious about the economy and markets in which we participate. Thank you very much for your faith, confidence, and loyalty as a Piedmont investor.

Sincerely,

W. Wayne Woody
Chairman of the Board

Donald A. Miller, CFA
Chief Executive Officer


4250 North Fairfax
Arlington, Virginia

PRUDENT Our Legacy and Core Precepts

The Piedmont portfolio was built on a foundation that emphasizes a conservative investment strategy, broad diversification, and low levels of leverage.

We believe that these philosophies have served us well, especially in times of market uncertainty.

Conservative Strategy

Piedmont has invested primarily in core Class-A office properties. High-quality ('core') properties tend to be on the lowest end of the risk spectrum for office real estate, as they are typically characterized by lower vacancy rates, long-term leases, high-quality tenants, and strong locations. We believe companies like Piedmont that have invested in institutional-quality real estate and apply a disciplined investment strategy are well-positioned to endure the current economic crisis.

Broad Diversification

Piedmont has sought to minimize risk by broadly diversifying the portfolio. Our model consists of four basic diversification components: (1) tenant diversification, to avoid overconcentration in any one company; (2) industry diversification among our tenants, to protect us from downturns in particular market sectors; (3) geographic diversification for our properties, to avoid overexposure to a particular region, while capturing opportunities in emerging local markets; and (4) lease term diversification, to keep the portfolio's leases from expiring at the same time. Our diversification strategy helps shield us from vulnerability if an entire sector, a large tenant, or a particular region suffers decline.

Low Leverage

Piedmont's disciplined leverage model has kept us from falling prey to the pitfalls of too much debt. Highly leveraged REITs are facing a difficult decision — either sell their properties at today's market discount or refinance (if possible) at prohibitive interest rates in order to repay maturing debt. Not only has Piedmont maintained one of the lowest leverage rates in the industry, because of our favorable relationships with lenders, we hope to capture attractive buying opportunities once the real estate market becomes active again.

Tenant Diversification

Chart shows Percentage of 2008 Annualized Gross Rental Revenues by tenant.

Federal Government[1]	11%
BP Corporation N.A.	5%
Leo Burnett Company	4%
State of New York	4%
Nestle´	3%
U.S. Bancorp	3%
sanofi-aventis	3%
Kirkland & Ellis LLP	3%
Independence Blue Cross	3%
Winston & Strawn LLP	3%
Other[2]	58%
	100%

As of December 31, 2008.

[1] Federal Government tenants include, among others, NASA, Comptroller of the Currency, Department of Defense, National Park Service, and the U.S. Food and Drug Administration (FDA).

[2] Not more than 2% is attributable to any individual tenant.

PREPARED **Our Principles in Practice**

There's no question that 2008 was a difficult year for real estate. We must acknowledge that we are operating in a tough environment, with the credit and capital markets sidelining most buying and selling opportunities.

In the absence of acquisition and disposition activities, Piedmont focused on lease renewals and tenant retention. In 2008, Piedmont achieved its leasing goal of approximately 1.8 million square feet. Portfolio occupancy dropped from 94% to 92% during the year. However, this was in large part because the portfolio acquired Piedmont Pointe II, a brand-new, 220,000-square-foot vacant building in the Washington, D.C. area. Piedmont is currently working on leasing the unoccupied space. Even with this vacancy, Piedmont is still well above the national occupancy average of 85.5%.[1]

The challenges in the current economy have focused our attention on our operational strengths. We consider these the core building blocks of our business:

1. Managing the Balance Sheet

Our legacy of low leverage served us well in the economic environment of 2008. The companies most vulnerable to financial distress were those that had high levels of debt coming due for repayment but insufficient cash with which to repay the loans.

Because of our prudent approach to debt, Piedmont did not fall victim to these same vulnerabilities. However, this economic climate underscored the need for us to carefully manage potential additional debt, our current debt maturity schedules, and cash retention strategies to meet necessary capital expenditures.

While Piedmont still expects to selectively pursue exceptional buying opportunities, we will not chase short-term profits by taking on a risky level of debt.

2. Operational Management

Perhaps our greatest challenge in today's environment is anticipating lease expirations and renewing tenants as early as possible. Tenant retention is more critical than ever in establishing a predictable long-term cash flow.

In 2008, we were proud to complete a number of noteworthy new leases and lease renewals. These transactions illustrate the success we've had with maintaining our revenue stream and keeping the portfolio leased to high-quality tenants.

[1]Source: Jones Lang LaSalle North America Office Report Q4 2008.



Lease Expiration Diversification
8%
9%
16%
19%
12%
8%
5%
5%
2%
5%
4%
1%
0%
1%
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22*
*Thereafter, 5%.

Grant Thornton *(Downtown New York)*

It is rare in today's New York office market to enjoy 100% occupancy, but Piedmont's 60 Broad Street property enjoyed that distinction at the end of 2008. Last year, global accounting firm Grant Thornton signed a 36,169-square-foot renewal at 60 Broad in the heart of Manhattan's Financial District. The 60 Broad building serves as Grant Thornton's primary New York City location, and the firm will continue to occupy the entire 24th and 25th floors through 2014.

Other Noteworthy Executed Leases

Archon Group *(Metro Dallas)*
- International real estate investment management firm (subsidiary of Goldman Sachs)
- New 10-year lease for 83,000 square feet in Irving, Texas

Avnet *(Tempe, Arizona)*
- Industrial distributor of electronic parts, enterprise computing and storage products, and embedded subsystems
- Lease extension until 2015 for 132,000 square feet at Arizona State University Research Park

Lockheed Martin *(Rockville, Maryland)*
- Global security and information technology company
- Lease extension until 2013 for two buildings totaling 230,597 square feet near Lockheed's world headquarters in Bethesda, Maryland

Microsoft *(Chicago, Illinois)*
- Worldwide leader in software, services, and solutions
- New long-term lease for 83,000 square feet at Aon Center

Key Leases

First Data *(Atlanta, Georgia)*



When a large tenant vacates a property, it usually causes some disruption to the property's owner. However, in the case of Glenridge Highlands II in Atlanta, Piedmont averted a much more significant vacancy by successfully marketing the property well ahead of the former tenant's departure in December 2008. As a result, Piedmont secured a lease with First Data Corporation, a global technology leader in information commerce, as the primary tenant to occupy 183,375 square feet. This deal was selected as *Atlanta Business Chronicle*'s "Best in Atlanta Real Estate Awards" winner in the Office Category for 2008. The publication touted the lease as "the biggest ray of sunshine in the gloom of a recessionary economy."

Travelers Insurance and Continental AG *(Troy, Michigan)*



The Detroit market has had its share of difficulties. However, even in a tough market, there are success stories. Last year, Piedmont signed The Travelers Indemnity Company to a 45,000-square-foot, five-year lease at 1441 West Long Lake Road in Troy, Michigan. Likewise, Continental AG, a global tire, automotive systems, and technical products company, renewed its lease at 4685 Investment Drive, also in Troy, Michigan, extending the lease for the entire property (77,000 square feet) for five additional years.

The Shaw Group *(Houston, Texas)*



Piedmont prides itself on working with tenants to meet their expansion needs. In 2008, The Shaw Group, an established Piedmont tenant, signed a 10-year lease to add 106,500 square feet to its existing 206,000-square-foot space in the Enclave Office Park, located in West Houston's Energy Corridor. The Shaw Group, a FORTUNE 500 engineering and construction firm, now occupies the entire building at 1430 Enclave Parkway until December 2018.

Geographic Diversification

Chicago	25%
Washington, D.C.	19%
New York	16%
Los Angeles	6%
Minneapolis	6%
Dallas	4%
Boston	4%
Detroit	4%
Atlanta	3%
Philadelphia	3%
Other*	10%
	100%

As of December 31, 2008.

Chart shows Percentage of 2008 Annualized Gross Rental Revenues by market.

*Not more than 2% is attributable to any individual geographic region.

Industry Diversification

Governmental Agencies	16%
Business Services	14%
Depository Institutions	9%
Insurance Carriers	7%
Communications	5%
Petroleum Refining and Related Industries	5%
Legal Services	5%
Chemicals and Allied Products	5%
Food and Kindred Products	3%
Nondepository Credit Institutions	3%
Other*	28%
	100%

As of December 31, 2008.

Chart shows Percentage of 2008 Annualized Gross Rental Revenues by industry.

*Not more than 3% is attributable to any individual tenant industry.



3900 Dallas Parkway
Plano, Texas

3. Expense Management

Managing our cost structure and expenses is an important part of our commitment of good stewardship to our tenants and our stockholders. Our 17% improvement, year over year, in income from continuing operations in 2008 reflects this commitment. Piedmont pays close attention to methods to further reduce operating expenses in several key areas:

- Energy Cost Management — Through the coordinated use of building engineers and utility consultants, Piedmont maintains an ongoing program of evaluating gas and electric expenses at all properties and locking in optimal multi-year utility rates where possible.
- Real Estate Taxes — Piedmont aggressively monitors valuations through a nationwide tax consultant and seeks to reduce property taxes wherever possible, both by appealing past tax assessments and seeking to reduce future tax obligations. Our efforts resulted in savings totaling several million dollars in 2008 to the portfolio and its tenants.
- Systems Maintenance and Upgrades — Key building operating systems, such as HVAC units, are routinely maintained to ensure efficient energy usage and safe operation. Piedmont participates with its primary insurance carriers in annual inspections of its buildings and systems to ensure that best-in-class practices and policies are utilized.
- Third-Party Servicers — Piedmont incorporates both a nationwide and local network of providers for services such as landscaping, cleaning, and security. Incorporating regular tenant satisfaction surveys, this organized service management process ensures that we receive the lowest pricing without sacrificing service.
- Corporate Treasury — Sophisticated cash management techniques are utilized to sweep cash, consolidate investments, and verify cash disbursements that maximize interest income and authenticate expenditures. A tiered approval process is closely maintained to substantiate costs and minimize nonrecoverable spending.

Green Strategy and Initiatives

Piedmont continues to actively pursue Leadership in Energy and Environmental Design (LEED) certification and ENERGY STAR® ratings for buildings within the portfolio.

Like other property owners, we're focused on keeping operating costs as low as possible, while still providing our tenants the high level of service that they expect. The ENERGY STAR program is a great way for us to help tenants keep their utility costs down.

We received some important recognition last year that indicates how well we're doing to improve operations at the property level. Nineteen percent of our office buildings have received either LEED certifications or ENERGY STAR ratings in 2008 and early 2009. Among the awards for good property stewardship are:

- Las Colinas Corporate Center I & II, which received the 2008 North Texas Corporate Recycling Association's "Green" Award.
- Sarasota Commerce Center II, which was one of six properties to win The Office Building of the Year award from the Building Owners and Managers Association (BOMA) of Greater Tampa Bay. Award winners were acknowledged for their community impact, tenant relations, finish, and quality. The property will now compete for honors at the regional level.

ENERGY STAR Certification Received

Property	City
150 West Jefferson	Detroit, Mich.
Crescent Ridge II	Minnetonka, Minn.
US Bancorp	Minneapolis, Minn.
Las Colinas Corporate Center I	Irving, Texas
Las Colinas Corporate Center II	Irving, Texas
1430 Enclave Parkway	Houston, Texas
KeyBank	Parsippany, N.J.
Copper Ridge Center	Lyndhurst, N.J.
1901 Main Street	Irvine, Calif.
Two Pierce Place	Itasca, Ill.
Aventis (aka 200 Bridgewater)	Bridgewater, N.J.
400 Bridgewater	Bridgewater, N.J.
1055 East Colorado Blvd.	Pasadena, Calif.
2300 Cabot Drive	Lisle, Ill.
Fairway Center II	Brea, Calif.
Nestlé	Glendale, Calif.



Las Colinas Corporate Center II received the BOMA Earth Award in 2008

Other Notable Achievements

New Line of Credit

Piedmont obtained a $250 million unsecured term loan from a syndicate of 12 leading banks, led by J.P. Morgan Securities Inc. and Banc of America Securities LLC. The loan allows Piedmont to have financing in place for potential future property acquisitions and provides flexibility in managing and shaping Piedmont's capital structure and portfolio. In a time of significant tightening in the credit market, this unsecured loan spoke to the financial strength of our company.

Affirmation of Investment-grade Ratings

As of February 2009, Piedmont has again received investment-grade ratings from both Standard & Poor's and Moody's. These affirmations are in part due to Piedmont's low level of leverage, diverse portfolio of properties, quality tenant base, and prudent management philosophy.

POSITIONED TO ENDURE **Our Outlook on the Future**

Like most businesses, we continue to be concerned about the weak economy and market downturn. As always, our top priority is to be good stewards of our stockholders' investments.

We must maximize and preserve value as much as possible.

Even in the midst of a challenging market, we remain committed to providing you with a liquidity event when the market has improved enough for this to be a reasonable consideration. In the meantime, the Piedmont Board is focused on preserving and enhancing stockholder value as we evaluate liquidity options.

We will pursue highly selective buying opportunities.

Being a low-leverage REIT is a competitive advantage for us. It gives us the flexibility to strategically act on buying opportunities that are highly advantageous for the portfolio. In this environment, however, we will only make new investment decisions that are worthy of our precious capital. As a result, we will be highly selective in making opportunistic buying decisions that will benefit Piedmont's stockholders long-term.

Tenant retention will be key.

In today's market, tenant retention is essential. To greater enhance long-term value and in anticipation of a large portion of Piedmont's leases rolling over in 2011 and 2012, we are actively working now to preserve the capital needed to fund the concessions and improvements that will maintain occupancy at above industry averages and keep quality tenants in our buildings. We hope to continue into 2009 with the trend of successes we saw last year with lease renewals and extensions.

If history is any indicator, prosperity and growth will return again. In the meantime, we're adhering to our long-standing philosophies that have served us consistently through the years. We believe that our principles of investing in a diversified portfolio of quality properties in select markets, seeking creditworthy tenants, and maintaining a low debt structure have positioned us to weather these uncertain times and retain the highest long-term value possible.

Thank you, as always, for your support of Piedmont.


Independence Blue Cross
1901 Market Street
Philadelphia, Pennsylvania

Piedmont Board of Directors

Standing from left: Jeffrey L. Swope; William H. Keogler, Jr.; Wesley E. Cantrell; Donald S. Moss; Donald A. Miller, CFA, Director and Chief Executive Officer. Seated from left: Frank C. McDowell; W. Wayne Woody, Chairman of the Board; and Michael R. Buchanan.





Other Piedmont Management and Executive Officers

From left: Raymond L. Owens, Executive Vice President, Capital Markets; Robert E. Bowers, Chief Financial Officer; Laura P. Moon, Senior Vice President and Chief Accounting Officer; Carroll A. ("Bo") Reddic, IV, Executive Vice President, Real Estate Operations; and Donald A. Miller, CFA, Chief Executive Officer.

Web site access to U.S. Securities and Exchange Commission Filings

All reports filed electronically by Piedmont with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, quarterly reports on Forms 10-Q, the Annual Proxy, and current reports on Forms 8-K are accessible at no cost to the investor on the Piedmont Web site at www.piedmontreit.com or at www.sec.gov.

Investor Services Specialists

Investors who wish to change the name, address, or ownership of shares; to sign up for electronic communications; or who have questions may contact an Investor Services Specialist at 800-557-4830; 770-243-8198 (fax); or via e-mail at investor.services@piedmontreit.com.

Investor Services Hours

Monday through Thursday from 8:15 a.m. until 6:30 p.m. (ET); Friday from 8:15 a.m. until 5:30 p.m. (ET).

This 2008 Annual Report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers of this 2008 Annual Report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could contribute to such differences include, but are not limited to, changes in general economic and business conditions, changes in real estate conditions, industry trends, changes in government rules and regulations (including changes in tax laws), lease-up risks, lack of availability of financing, lack of availability of capital proceeds, and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the filing date of the Annual Report on Form 10-K contained herein. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements.